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             As filed with the Securities and Exchange Commission
                                on December 12, 1995

                                             Registration Number 33-______

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                DELAWARE                                      52-0278528
          (State of incorporation)                     (I.R.S. Employer
                                                   Identification Number)

                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                      (Address of principal executive offices)

                            COMDATA HOLDINGS CORPORATION
                   STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                               (Full title of the plan)

                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)

                           Calculation of Registration Fee

                                        Proposed   Proposed
          Title of                      maximum    maximum
          Securities     Amount         offering   aggregate     Amount of
          to be          to be          price per  offering    Registration
          registered     registered (1) share(2)   price (2)     fee

          Common Stock,
          $.50 par value 1,083,195 shares  $42.31  $45,829,980   $15,803.44

          (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.
          (2) Estimated solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sale prices reported for the Registrant's Common Stock on the New York Stock Exchange on December 12, 1995.

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           Part II Information Required in the Registration Statement

          Item 3.  Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Ceridian Corporation (the "Company") are incorporated in this Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

          (3) The Company's Current Reports on Form 8-K dated January 19, 1995 and August 24, 1995;

          (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
          ("Exchange Act") since December 31, 1994; and

          (5) The description of the Company's Common Stock, par value $.50 per share, contained in the Company's Registration
          Statement on Form S-4, File No. 33-64089.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Item 4.  Description of Securities

               The Company's Common Stock is registered under Section 12 of the Exchange Act.

          Item 5.  Interests of Named Experts and Counsel

               John A. Haveman, Vice President, Secretary and Associate General Counsel for the Company, has provided an opinion as to the legality of the securities being registered hereby. Mr. Haveman holds options granted under the Company's stock based compensation plans to acquire 10,966 shares of the Company's Common Stock, holds 13,000 shares of the Company's Common Stock that are subject to restrictions on transferability and possible forfeiture, and is not eligible to participate in the Comdata Holdings Corporation Stock Option and Restricted Stock Purchase Plan.

               The consolidated financial statements and financial statement schedules of the Company for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP examines and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this registration statement in reliance upon their reports and said authority.

          Item 6.  Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section

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          102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

               Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

          Item 7.  Exemption from Registration Claimed

               Not applicable.

          Item 8.  Exhibits

               The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

          Exhibit   Description

           4.1 Restated Certificate of Incorporation of Ceridian Corporation (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8 (File No. 33-54379))

           4.2      Bylaws of Ceridian Corporation, as amended
                    (incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 1-1969))

           5.1      Opinion and Consent of John A. Haveman

          23.1      Consent of KPMG Peat Marwick LLP

          23.2      Consent of John A. Haveman (included in Exhibit 5.1)

          24.1 Power of Attorney (included on page 5 of this Registration Statement)

          99.1      Comdata Holdings Corporation Stock Option and
                        ricted Stock Purchase Plan, as amended
                    Rest

          Item 9.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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                    (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                    SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on December 12, 1995.

                                   CERIDIAN CORPORATION

                                   By:  /s/J. R. Eickhoff
                                        Executive Vice President and
                                               Chief Financial Officer

                                   POWER OF ATTORNEY

               We, the undersigned officers and directors of Ceridian Corporation, hereby severally constitute John R. Eickhoff and John A. Haveman, and either of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 filed by Ceridian Corporation with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities as may be necessary to enable Ceridian Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of December 12, 1995 by the following persons in the capacities indicated.

          /s/Lawrence Perlman                /s/Ruth M. Davis
          Lawrence Perlman                   Ruth M. Davis, Director
          Chairman, President and
          Chief Executive Officer            /s/Allen W. Dawson
          (Principal Executive               Allen W. Dawson, Director
          Officer and Director)
                                             /s/Ronald James
                                             Ronald James, Director
          /s/J. R. Eickhoff
          J. R. Eickhoff                     /s/Richard G. Lareau
          Executive Vice President           Richard G. Lareau, Director
          and Chief Financial
          Officer (Principal                 /S/George R. Lewis
          Financial Officer)                 George R. Lewis, Director


          /s/Loren D. Gross                  Charles Marshall, Director
          Loren D. Gross
          Vice President and Corporate       /s/Carole J. Uhrich
          Controller (Principal              Carole J. Uhrich, Director
          Accounting Officer)


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                                             Richard W. Vieser, Director

                                             /s/Paul S. Walsh
                                             Paul S. Walsh, Director

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                                    EXHIBIT INDEX

          Exhibit             Description                        Code

          4.1       Restated Certificate of Incorporation of     IBR
                    Ceridian Corporation

          4.2       Bylaws of Ceridian Corporation, as amended   IBR

          5.1       Opinion and Consent of John A. Haveman       E

          23.1      Consent of KPMG Peat Marwick LLP             E

          23.2      Consent of John A. Haveman
                    (included in Exhibit 5.1)

          24.1      Power of Attorney (included on page 5
                    of the Registration Statement)

          99.1      Stock Option and Restricted Stock            E
                    Purchase Plan, as amended


          Legend:   E    Electronic Filing
                    IBR  Incorporated by Reference



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